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                                                                 Exhibit (j)(1)






                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement (No. 33-32729) on Form N-1A, of our report dated February 12, 2003 as it relates to the Statement of Changes in Net Assets and financial highlights appearing in the December 31, 2003 Annual Report of the State Street Research Investment Trust (a series of State Street Research Master Investment Trust), which Annual Report is also incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2004